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                                                                   Exhibit 23(j)

                        CONSENT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Trustees of Nationwide Mutual Funds:

We consent to the use of our reports dated December 18, 2000 on the Nationwide Mutual Funds' financial statements and financial highlights as incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Auditors" in the statement of additional information.



KPMG LLP


Columbus, Ohio
March 1, 2001